Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8834
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
THIRD QUARTER 2015
FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, November 4, 2015 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and nine months ended September 30, 2015.

Financial Results for the Three Months and Nine Months Ended September 30, 2015

Low oil and natural gas prices continue to adversely impact the Company's financial results and have resulted in a significant impairment of the Company's producing properties being recorded this quarter.  Comstock reported a net loss of $545.0 million, or $11.81 per share, for the third quarter of 2015 as compared to a net loss of $1.9 million, or 4¢ per share, for the third quarter of 2014.  The third quarter 2015 results include a charge to impair certain producing oil and gas properties and unevaluated leases of $549.8 million, recognition of a valuation allowance on deferred tax assets primarily resulting from the large impairment provision of $189.4 million, an unrealized gain from derivative financial instruments of $0.7 million and a net gain on extinguishment of debt of $51.1 million.  Financial results for the third quarter of 2014 included an unrealized gain from derivative financial instruments of $12.4 million and exploratory dry hole costs of $11.4 million.  Excluding these items from each quarter's results, the net loss for the third quarter of 2015 would have been $48.9 million, or $1.06 per share, as compared to a net loss of $2.2 million, or 5¢ per share, in the third quarter of 2014.

On July 22, 2015, Comstock closed the previously announced sale of its Burleson County, Texas properties and received net proceeds of $103 million.  A portion of the proceeds were used to retire debt through purchases of the Company's notes on the open market.  As of September 30, 2015, Comstock had repurchased $100.9 million of face value of bonds at a purchase price of $37.8 million.

Comstock produced 13.5 billion cubic feet of natural gas and 635,000 barrels of oil, or 17.3 billion cubic feet of natural gas equivalent ("Bcfe"), in the third quarter of 2015.  Natural gas production in the third quarter of 2015 grew by 40% from 9.6 billion cubic feet in the third quarter of 2014 and by 22% from 11.1 billion cubic feet in the second quarter of 2015 due primarily to the resumption of the Haynesville shale drilling program in early 2015.  Haynesville gas production has increased by 119% compared to the first quarter of 2015.  Oil production in the third quarter of 2015 averaged 6,903 barrels of oil per day compared to 12,228 barrels per day in the third quarter of 2014.  The decrease in oil production is due to the sale of the Company's Burleson County, Texas properties and the absence of drilling in the South Texas Eagle Ford.

Oil and natural gas prices have declined substantially in 2015.  Comstock's average realized natural gas price, including realized hedging gains, decreased 34% to $2.53 per Mcf in the third quarter of 2015 as compared to $3.85 per Mcf realized in the third quarter of 2014.  The Company's average realized oil price declined by 54% to $43.63 per barrel in the third quarter of 2015 as compared to $95.59 per barrel, including realized hedging gains or losses, in the third quarter of 2014.  As a result of lower realized prices, oil and gas sales (including realized losses from hedging) declined by 57% to $61.8 million as compared to 2014's third quarter sales of $144.6 million.  Operating cash flow (before changes in working capital accounts) of $4.5 million for the third quarter of 2015 also declined from operating cash flow of $100.5 million for the third quarter of 2014.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $36.0 million in the third quarter of 2015 as compared to EBITDAX of $114.4 million in the third quarter of 2014.

Comstock reported a net loss of $758.6 million, or $16.45 per share, for the first nine months of 2015 as compared to net income of $1.2 million, or 2¢ per diluted share, for the first nine months of 2014.  The 2015 results include a loss on sale of oil and gas properties of $111.8 million, impairments on oil and gas properties and unevaluated leases of $615.7 million, the valuation allowance on deferred tax assets of $189.4 million, drilling rig termination fees of $1.7 million, an unrealized gain from derivative financial instruments of $1.3 million and a net gain on extinguishment of debt of $55.6 million.  Financial results for the nine months ended September 30, 2014 included an unrealized gain from derivative financial instruments of $2.9 million, an exploration charge of $11.4 million, and an impairment of oil and gas properties of $0.3 million.  Excluding these items from each period's results, the net loss for the first nine months of 2015 would have been $145.7 million, or $3.16 per share, as compared to net income of $5.1 million, or 10¢ per diluted share, in the first nine months of 2014.

Comstock produced 32.7 billion cubic feet of natural gas and 2.6 million barrels of oil, or 48.3 Bcfe, in the first nine months of 2015.  Oil production in the nine months ended September 30, 2015 averaged 9,500 barrels of oil per day, and natural gas production averaged 120 Mmcf per day.

Comstock's average realized natural gas price, including realized hedging gains, decreased 43% to $2.47 per Mcf in the first nine months of 2015 as compared to $4.34 per Mcf realized in the first nine months of 2014.  The Company's average realized oil price decreased by 50% to $48.08 per barrel in the first nine months of 2015 as compared to $95.71 per barrel, including realized hedging losses, in the first nine months of 2014.  Oil and gas sales (including realized gains or losses from hedging) in the nine months ended September 30, 2015 of $205.6 million decreased by 53% as compared to $436.9 million in the nine months ended September 30, 2014.  Operating cash flow (before changes in working capital accounts) decreased 87% to $39.5 million for the first nine months of 2015 as compared to $305.8 million of operating cash flow from continuing operations for the first nine months of 2014.  EBITDAX decreased 64% to $123.5 million in the first nine months of 2015 from EBITDAX of $346.0 million in the first nine months of 2014.

2015 Drilling Results

Comstock reported the results to date of its 2015 drilling program.  During the first nine months of 2015, Comstock spent $199.9 million on its development and exploration activities and $9.3 million on acreage and other acquisition costs.  Capital expenditures for the third quarter of 2015 were $32.6 million as compared to the $123.1 million spent in the first quarter of 2015 and $53.5 million in the second quarter of 2015.

During the first nine months of 2015, Comstock drilled eight Haynesville shale wells (7.6 net), and had one Haynesville shale well (1.0 net) in the process of drilling.  The Company also completed four horizontal Eagle Ford shale wells (2.2 net) in South Texas which were drilled in 2014. In addition, the Company also drilled four wells (4.0 net) and completed eight wells on its Burleson County, Texas properties which were sold in July 2015.

Comstock has completed all of its Haynesville shale wells using the Company's enhanced completion design.  The average initial production rate of the first eight wells of the program was 24 million cubic feet ("MMcf") per day.  Three of these wells located in DeSoto Parish, Louisiana have been completed since the Company's last report.  The Ramsey 7-18 #1 well was drilled to a total vertical depth of 11,127 feet with a 7,124 foot lateral.  This well has been tested with an initial production rate of 23 MMcf per day.  The second well, the Holmes 29-32 #1 was drilled to a total vertical depth of 11,371 feet with a 7,102 foot lateral.  This well has been tested with an initial production rate of 28 MMcf per day.  The third well, the Gamble 4-33 #1 was drilled to a total vertical depth of 11,520 feet with a 7,547 foot lateral.  This well has been tested with an initial production rate of 24 MMcf per day.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on November 4, 2015 to discuss the operational and financial results for the third quarter of 2015.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 866-300-8761 (international dial-in use 412-455-6227) and provide access code 48643656 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT November 4, 2015 and will continue until 10:59 p.m. November 11, 2015.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 48643656.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September30,
	2015	2014	2015	2014
Revenues:
Oil sales	$27,706	$107,899	$124,783	$309,283
Natural gas sales	33,654	37,084	80,411	133,332
Total revenues	61,360	144,983	205,194	442,615

Operating expenses:
Production taxes	2,170	6,369	8,951	18,437
Gathering and transportation	3,729	3,125	9,842	10,039
Lease operating	16,687	15,858	49,650	44,899
Exploration(1)	5,040	11,449	70,309	11,449
Depreciation, depletion and amortization	79,445	99,977	261,907	283,390
General and administrative	5,653	7,927	20,795	25,910
Loss on disposal of oil and gas properties	(52)	—	111,778	—
Impairment of oil and gas properties	544,714	15	547,101	271
Total operating expenses	657,386	144,720	1,080,333	394,395

Operating income (loss)	(596,026)	263	(875,139)	48,220

Other income (expenses):
Interest income	138	—	308	—
Net gain on extinguishment of debt	51,054	—	55,586	—
Gain (loss) from derivative financial instruments	1,078	12,033	1,705	(2,763)
Other income	273	223	746	513
Interest expense(2)	(32,159)	(14,912)	(86,720)	(43,359)

Total other income (expenses)	20,384	(2,656)	(28,375)	(45,609)

Income (loss) before income taxes	(575,642)	(2,393)	(903,514)	2,611
Benefit from (provision for) income taxes	30,646	490	144,948	(1,451)
Net income (loss)	$(544,996)	$(1,903)	$(758,566)	$1,160

Net income (loss) per share:
Basic	$(11.81)	$(0.04)	$(16.45)	$0.02
Diluted	$(11.81)	$(0.04)	$(16.45)	$0.02

Dividends per common share	$—	$0.125	$—	$0.375

Weighted average shares outstanding:
Basic	46,150	46,651	46,100	46,628
Diluted	46,150	46,651	46,100	46,948

(1)	Comprised of impairments of unevaluated leases of $5.0 million for the three months ended September 30, 2015, impairments of unevaluated leases of $68.6 million and rig termination fees of $1.7 million for the nine months ended September 30, 2015, and dry hole expense of $11.4 million in the three months and nine months ended September 30, 2014.
(2)	No interest was capitalized in the three months ended September 30, 2015. $0.9 million of interest was capitalized for the nine months ended September 30, 2015. $2.7 million and $7.5 million of interest expense was capitalized for the three months and nine months ended September 30, 2014, respectively.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

OPERATING CASH FLOW:

Net income (loss)	$(544,996)	$(1,903)	$(758,566)	$1,160
Reconciling items:
Deferred income taxes	(31,333)	(417)	(146,118)	1,487
Depreciation, depletion and amortization	79,445	99,977	261,907	283,390
Impairment of oil and gas properties	544,714	15	547,101	271
Net loss on sale of oil and gas properties	(52)	—	111,778	—
Lease impairments, rig termination fees and dry hole costs	5,040	11,449	70,309	11,449
(Gain) loss from derivative financial instruments	(1,078)	(12,033)	(1,705)	2,763
Cash settlements of derivative financial instruments	391	(368)	391	(5,702)
Amortization of debt discount, premium and issuance costs	1,388	957	3,952	3,140
Net gain on extinguishment of debt	(51,054)	—	(55,586)	—
Stock-based compensation	2,079	2,845	6,061	7,842
Operating cash flow	4,544	100,522	39,524	305,800
Excess income taxes from stock-based compensation	40	68	1,943	1,087
Decrease (increase) in accounts receivable	8,152	9,148	25,277	(20,257)
Decrease (increase) in other current assets	(308)	(765)	7,292	(1,561)
Increase (decrease) in accounts payable and accrued expenses	(13,190)	14,715	(50,560)	43,914
Net cash provided by (used for) operating activities	$(762)	$123,688	$23,476	$328,983

EBITDAX:

Net income (loss)	$(544,996)	$(1,903)	$(758,566)	$1,160
Interest expense	32,159	14,912	86,720	43,359
Provision for (benefit from) income taxes	(30,646)	(490)	(144,948)	1,451
Depreciation, depletion and amortization	79,445	99,977	261,907	283,390
Exploration	5,040	11,449	70,309	11,449
Impairment of oil and gas properties	544,714	15	547,101	271
Net loss on sale of oil and gas properties	(52)	—	111,778	—
(Gain) loss from derivative financial instruments	(1,078)	(12,033)	(1,705)	2,763
Cash settlements of derivative financial instruments	391	(368)	391	(5,702)
Net gain on extinguishment of debt	(51,054)	—	(55,586)	—
Stock-based compensation	2,079	2,845	6,061	7,842
Total EBITDAX	$36,002	$114,404	$123,462	$345,983

			As of
			September 30, 2015	December 31, 2014
BALANCE SHEET DATA:

Cash and cash equivalents			$163,840	$2,071
Other current assets			28,011	59,146
Property and equipment, net			1,315,350	2,198,169
Other			22,473	14,951
Total assets			$1,529,674	$2,274,337

Current liabilities			$90,977	$162,171
Long-term debt			1,297,312	1,070,445
Deferred income taxes			10,981	154,547
Asset retirement obligation			15,106	14,900
Other non-current liabilities			—	2,002
Stockholders' equity			115,298	870,272
Total liabilities and stockholders' equity			$1,529,674	$2,274,337

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2015
	East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	14	607	14	635
Gas production (MMcf)	11,312	1,809	353	13,474
Total production (MMcfe)	11,397	5,450	437	17,284

Oil sales	$616	$26,420	$670	$27,706
Natural gas sales	28,091	4,710	853	33,654
Natural gas settlements(1)	—	—	—	391
Total natural gas including hedging	28,091	4,710	853	34,045
Total oil and gas sales including hedging	$28,707	$31,130	$1,523	$61,751

Average oil price (per barrel)	$43.79	$43.54	$47.33	$43.63
Average gas price (per Mcf)	$2.48	$2.60	$2.42	$2.50
Average gas price including hedging (per Mcf)	$2.48	$2.60	$2.42	$2.53
Average price (per Mcfe)	$2.52	$5.71	$3.49	$3.55
Average price including hedging (per Mcfe)	$2.52	$5.71	$3.49	$3.57

Production taxes	$680	$1,410	$80	$2,170
Gathering and transportation	$2,853	$807	$69	$3,729
Lease operating	$6,543	$9,374	$770	$16,687

Production taxes (per Mcfe)	$0.06	$0.26	$0.18	$0.13
Gathering and transportation (per Mcfe)	$0.25	$0.15	$0.16	$0.22
Lease operating (per Mcfe)	$0.57	$1.72	$1.76	$0.96

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$1,950	$14	$1,964
Development leasehold	60	41	—	101
Exploratory drilling	—	74	229	303
Development drilling	27,389	2,814	41	30,244
Other development	380	(407)	—	(27)
Total	$27,829	$4,472	$284	$32,585

(1)        Included in gain (loss) from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	16	1,104		5	1,125
Gas production (MMcf)	7,254	2,038		349	9,641
Total production (MMcfe)	7,350	8,663		377	16,390

Oil sales	$1,540	$105,915		$444	$107,899
Oil hedging settlements(1)	—	—		—	(368)
Total oil including hedging	1,540	105,915		444	107,531
Natural gas sales	26,165	9,469		1,450	37,084
Total oil and gas sales including hedging	$27,705	$115,384		$1,894	$144,615

Average oil price (per barrel)	$95.66	$95.92		$96.23	$95.92
Average oil price including hedging (per barrel)	$95.66	$95.92		$96.23	$95.59
Average gas price (per Mcf)	$3.61	$4.65		$4.15	$3.85
Average price (per Mcfe)	$3.77	$13.32		$5.02	$8.85
Average price including hedging (per Mcfe)	$3.77	$13.32		$5.02	$8.82

Production taxes	$847	$5,381		$141	$6,369
Gathering and transportation	$2,062	$954		$109	$3,125
Lease operating	$6,304	$8,963		$591	$15,858

Production taxes (per Mcfe)	$0.12	$0.62		$0.37	$0.39
Gathering and transportation (per Mcfe)	$0.28	$0.11		$0.29	$0.19
Lease operating (per Mcfe)	$0.85	$1.04		$1.57	$0.97

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$2,649		$15,506	$18,155
Development leasehold	71	6		—	77
Exploratory drilling	—	8,095		5,954	14,049
Development drilling	44	103,525		—	103,569
Other development	487	1,368		—	1,855
Total	$602	$115,643	(2)	$21,460	$137,705	(2)

(1)   Included in gain (loss) from derivative financial instruments in operating results.
(2)  Net of reimbursements received of $9.5 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2015
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	46	2,488		61	2,595
Gas production (MMcf)	26,002	5,817		928	32,747
Total production (MMcfe)	26,277	20,745		1,296	48,318

Oil sales	$2,199	$119,439		$3,145	$124,783
Natural gas sales	62,085	16,086		2,240	80,411
Natural gas settlements(1)	—	—		—	391
Total natural gas including hedging	62,085	16,086		2,240	80,802
Total oil and gas sales including hedging	$64,284	$135,525		$5,385	$205,585

Average oil price (per barrel)	$48.06	$48.01		$51.21	$48.08
Average gas price (per Mcf)	$2.39	$2.77		$2.41	$2.46
Average gas price including hedging (per Mcf)	$2.39	$2.77		$2.41	$2.47
Average price (per Mcfe)	$2.45	$6.53		$4.16	$4.25
Average price including hedging (per Mcfe)	$2.45	$6.53		$4.16	$4.25

Production taxes	$2,572	$6,167		$212	$8,951
Gathering and transportation	$7,087	$2,529		$226	$9,842
Lease operating	$18,982	$28,627		$2,041	$49,650

Production taxes (per Mcfe)	$0.10	$0.30		$0.16	$0.19
Gathering and transportation (per Mcfe)	$0.27	$0.12		$0.17	$0.20
Lease operating (per Mcfe)	$0.72	$1.38		$1.58	$1.03

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$7,899		$993	$8,892
Development leasehold	437	41		—	478
Exploratory drilling	—	7,411	(2)	4,413	11,824	(2)
Development drilling	85,117	100,914		41	186,072
Other development	1,003	915		48	1,966
Total	$86,557	$117,180		$5,495	$209,232

(1)  Included in gain (loss) from derivative financial instruments in operating results.
(2)  Excludes rig termination fees of $1.7 million.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2014
	East Texas/ North Louisiana	South Texas		Other	Total
Oil production (Mbbls)	46	3,112		14	3,172
Gas production (MMcf)	24,077	5,594		1,051	30,722
Total production (MMcfe)	24,352	24,266		1,134	49,752

Oil sales	$4,445	$303,486		$1,352	$309,283
Oil hedging settlements(1)	—	—		—	(5,702)
Total oil including hedging	4,445	303,486		1,352	303,581
Natural gas sales	100,145	28,299		4,888	133,332
Total oil and gas sales including hedging	$104,590	$331,785		$6,240	$436,913

Average oil price (per barrel)	$96.84	$97.52		$98.08	$97.51
Average oil price including hedging (per barrel)	$96.84	$97.52		$98.08	$95.71
Average gas price (per Mcf)	$4.16	$5.06		$4.65	$4.34
Average price (per Mcfe)	$4.29	$13.67		$5.50	$8.90
Average price including hedging (per Mcfe)	$4.29	$13.67		$5.50	$8.78

Production taxes	$2,448	$15,534		$455	$18,437
Gathering and transportation	$7,198	$2,547		$294	$10,039
Lease operating	$18,815	$24,177		$1,907	$44,899

Production taxes (per Mcfe)	$0.10	$0.64		$0.40	$0.37
Gathering and transportation (per Mcfe)	$0.30	$0.10		$0.26	$0.20
Lease operating (per Mcfe)	$0.77	$1.00		$1.68	$0.90

Oil and Gas Capital Expenditures:
Acquisitions	$—	$2,400		$—	$2,400
Exploratory leasehold	—	40,017		25,733	65,750
Development leasehold	174	2,735		—	2,909
Exploratory drilling	—	24,833		5,954	30,787
Development drilling	697	334,270		—	334,967
Other development	1,714	7,449		—	9,163
Total	$2,585	$411,704	(2)	$31,687	$445,976	(2)

(1)  Included in gain (loss) from derivative financial instruments in operating results.
(2)  Net of reimbursements received of $26.0 million under the Company's Eagle Ford shale joint venture.